Exhibit 99.1

{LOGO OF AUTODESK]

Press Release

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467

Marlene Peterson, marlene.peterson@autodesk.com, 415-507-6732

Media:	Shannon Hart, shannon.hart@autodesk.com, 415-507-6241

Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

AUTODESK REPORTS SECOND QUARTER RESULTS

2004 Family Product Upgrade Momentum; Subscriptions Continue to Gain Traction

SAN RAFAEL, Calif., Aug. 21, 2003— Autodesk, Inc. (NASDAQ: ADSK), the world’s leading design software and digital content company, today announced that worldwide revenue for its fiscal second quarter ended July 31, 2003 totaled $212 million compared to $211 million reported in the first quarter of fiscal 2004.

Second quarter net income was $32.6 million or $0.29 per diluted share on a GAAP basis. During the quarter, the company recognized a one-time tax benefit of $19.7 million related to an industry wide issue regarding foreign sales corporations that was resolved favorably. Excluding the one-time benefit, net income was $12.9 million or $0.11 per diluted share. Net income in the first quarter of fiscal 2004 was $7.5 million or $0.07 per diluted share. Net income for the same quarter a year ago was $11.8 million or $0.10 per diluted share on a GAAP basis. Excluding one time items, for the same quarter a year ago net income was $14.5 million or $0.13 per diluted share.

A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

Autodesk’s solid performance in the quarter was driven by strong upgrades to the AutoCAD® 2004 family of products and increasing adoption of the Autodesk Subscription Program. In addition, the company continued to deliver on its lifecycle management strategy with the launches of Autodesk Inventor® Professional and the Autodesk® Vault.

“We are pleased with the company’s performance,” said Carol Bartz, Autodesk chairman and CEO. “As we said last quarter, the AutoCAD 2004 family of products is the strongest in the company’s history and our customers continue to affirm this. The strength of our offerings is demonstrated by increased upgrade revenues and subscriptions momentum during the quarter. As a result, the percentage of users who have upgraded has never been higher at this point in a cycle.”

AutoCAD-based upgrade revenue increased substantially in the quarter to $29 million driving a 65 percent sequential increase in total Design Solutions Group (DSG) upgrade revenue. At the same time, the subscription program continues to appeal to customers as the best way to stay on the latest software release and budget more effectively. As a result, subscription revenue reached 15 percent of total DSG revenue in the quarter and deferred subscription revenue grew an additional $5 million to $65 million. These metrics show substantial progress toward Autodesk’s goal of subscriptions reaching 25-30 percent of total DSG revenue.

To address customer needs for product lifecycle management capabilities, during the quarter Autodesk delivered two key milestones. Autodesk Inventor Professional includes additional functionality to provide customers the power to address multiple aspects of the industrial machine design process with a single, integrated software product. The Autodesk Vault is an engineering data management solution that enables fast, accurate sharing of design data across workgroups. Vault customers benefit from increased engineering productivity, increased design quality, and faster design cycles by improving visibility and management of critical design data throughout a product’s lifecycle. The Vault is currently available to Autodesk Inventor Series subscription customers.

Autodesk finished the quarter with $412 million in cash and investments. This was after using $16 million to buy back one million shares of stock and $3 million to pay quarterly dividends.

“We are extremely confident in our business and our strategy,” said Bartz. “We offer the best products in our history, our partnerships with our customers are strong and we continue to meet our business objectives. Autodesk is well positioned for the future.”

Business Outlook

The following statements are forward looking statements, involving risks and uncertainties, and are based on current expectations. Factors that could cause net revenue to differ materially from our expectations include further weakening of the economies where we do business, lack of momentum in upgrade or subscription revenue, the failure of an anticipated post-SARS recovery to materialize in our Asia Pacific business, particularly in

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Greater China, and foreign currency fluctuations. Factors that could cause earnings and earnings per share to differ materially from our expectations include failure to achieve anticipated revenue levels, the inability to quickly adjust our cost structure to current revenue levels, interest rates, share count and unanticipated costs, such as litigation.

Q3 Fiscal 2004

Net revenues for the third quarter of fiscal 2004 are expected to be in the range of $216 million to $221 million. Earnings per diluted share for the third quarter of fiscal year 2004 are expected to be in the range of $0.13 to $0.16.

Full Year Fiscal 2004

Consistent with previous guidance, earnings per diluted share for fiscal year 2004 are expected to be in the range of $0.50 to $0.60. Net revenues for fiscal 2004 are expected to be in the range of $875 million to $885 million, within the previous guidance range.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. In addition to the factors discussed above, factors that could cause actual results to differ materially include the following: general market and business conditions, failure to achieve anticipated levels of customer acceptance of key new applications, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, and failure to grow lifecycle management or collaboration products.

Further information on potential factors that could affect the financial results of Autodesk are included in the company’s report on Form 10-K, for the year ended January 31, 2003, and Form 10-Q for the quarter ended April 30, 2003, which are on file with the Securities and Exchange Commission.

Autodesk will host a conference call at 312-470-0197 (password: Autodesk) today and an audio webcast on the second quarter results beginning at 5:00 p.m. Eastern Time at

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www.Autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

About Autodesk

Autodesk is the world’s leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information, contact any Authorized Autodesk Reseller, call Autodesk at 800-964-6432, or visit www.autodesk.com. Discreet® product information is available at 800-869-3504 or via the Web at www.discreet.com.

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Autodesk, AutoCAD, Autodesk Inventor, Discreet and the Autodesk logo are registered trademarks, of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

© Copyright 2003 Autodesk, Inc. All rights reserved.

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Autodesk, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Net revenues	$211,705	$211,401	$422,471	$440,728

Costs and expenses:
Cost of revenues	34,896	34,210	71,847	74,902
Marketing and sales	83,604	81,782	169,142	169,118
Research and development	45,754	46,642	93,146	91,849
General and administrative	33,510	34,595	67,788	67,754
Amortization of purchased intangibles	—	44	—	247
Restructuring and other	—	3,735	—	5,277

	197,764	201,008	401,923	409,147

Income from operations	13,941	10,393	20,548	31,581
Interest and other income, net	3,070	5,716	6,342	8,694

Income before income taxes	17,011	16,109	26,890	40,275
Income tax (provision) benefit	15,591	(4,349)	13,220	(10,874)

Net income	$32,602	$11,760	$40,110	$29,401

Basic net income per share	$0.29	$0.10	$0.36	$0.26

Diluted net income per share	$0.29	$0.10	$0.35	$0.25

Shares used in computing basic net income per share	111,480	113,348	111,642	113,326

Shares used in computing diluted net income per share	113,460	114,275	113,462	115,783

Autodesk, Inc.

Pro Forma Consolidated Statements of Income

(See pro forma adjustments listed in the tables below)

(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net revenues	$211,705	$211,401	$422,471	$440,728

Costs and expenses:
Cost of revenues	34,896	34,210	71,847	74,902
Marketing and sales	83,604	81,782	169,142	169,118
Research and development	45,754	46,642	93,146	91,849
General and administrative	33,510	34,595	67,788	67,754

	197,764	197,229	401,923	403,623

Income from operations	13,941	14,172	20,548	37,105
Interest and other income, net	3,070	5,716	6,342	8,694

Income before income taxes	17,011	19,888	26,890	45,799
Provision for income taxes	(4,083)	(5,370)	(6,454)	(12,366)

Pro forma net income	$12,928	$14,518	$20,436	$33,433

Basic pro forma net income per share	$0.12	$0.13	$0.18	$0.30

Diluted pro forma net income per share	$0.11	$0.13	$0.18	$0.29

Shares used in computing basic pro forma net income per share	111,480	113,348	111,642	113,326

Shares used in computing diluted pro forma net income per share	113,460	114,275	113,462	115,783

A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:
GAAP operating expenses	$197,764	$201,008	$401,923	$409,147
Amortization of purchased intangibles	—	(44)	—	(247)
Restructuring and other	—	(3,735)	—	(5,277)

Pro forma operating expenses	$197,764	$197,229	$401,923	$403,623

A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:
GAAP income from operations	$13,941	$10,393	$20,548	$31,581
Amortization of purchased intangibles	—	44	—	247
Restructuring and other	—	3,735	—	5,277

Pro forma income from operations	$13,941	$14,172	$20,548	$37,105

A reconciliation between provision for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:
GAAP benefit (provision) for income taxes	$15,591	$(4,349)	$13,220	$(10,874)
Non-recurring tax benefit	(19,674)	—	(19,674)	—
Income tax effect of pro forma adjustments	—	(1,021)	—	(1,492)

Pro forma provision for income taxes	$(4,083)	$(5,370)	$(6,454)	$(12,366)

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:
GAAP net income	$32,602	$11,760	$40,110	$29,401
Amortization of purchased intangibles	—	44	—	247
Restructuring and other	—	3,735	—	5,277
Non-recurring tax benefit	(19,674)	—	(19,674)	—
Income tax effect of pro forma adjustments	—	(1,021)	—	(1,492)

Pro forma net income	$12,928	$14,518	$20,436	$33,433

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.

Consolidated Balance Sheets

(In thousands)

	July 31, 2003	January 31, 2003
	(Unaudited)	(Audited)
ASSETS:

Current assets:
Cash and cash equivalents	$219,424	$186,377
Marketable securities	42,930	60,643
Accounts receivable, net	138,018	132,803
Inventories	11,606	12,284
Deferred income taxes	28,345	28,923
Income taxes receivable	19,674	—
Prepaid expenses and other current assets	35,064	28,602

Total current assets	495,061	449,632

Marketable securities	149,572	164,029

Computer equipment, software, furniture and leasehold improvements, at cost:
Computer equipment, software and furniture	216,535	210,900
Leasehold improvements	33,658	32,913
Less accumulated depreciation	(177,198)	(167,691)

Net	72,995	76,122

Purchased technologies and capitalized software, net	23,788	30,125
Goodwill, net	160,230	155,945
Deferred income taxes	6,810	—
Other assets	7,657	7,797

	$916,113	$883,650

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$47,238	$45,122
Accrued compensation	52,953	44,869
Accrued income taxes	58,202	39,802
Deferred revenues	104,378	93,241
Other accrued liabilities	69,582	86,994

Total current liabilities	332,353	310,028

Deferred income taxes, net	—	1,678
Other liabilities	2,939	2,736

Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	463,148	479,874
Accumulated other comprehensive loss	(10,194)	(11,568)
Deferred compensation	(880)	(2,185)
Retained earnings	128,747	103,087

	580,821	569,208

Total stockholders’ equity	$916,113	$883,650

Autodesk, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	July 31, 2003	July 31, 2002
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$40,110	$29,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,129	24,719
Write-downs of cost method investments	26	200
Tax benefits from employee stock plans	—	8,154
Changes in operating assets and liabilities	(16,705)	(25,260)

Net cash provided by operating activities	47,560	37,214

Investing Activities
Net sales or maturities of marketable securities	30,839	85,512
Capital and other expenditures	(13,865)	(22,354)
Acquisitions, net of cash acquired	(5,150)	(133,531)
Other investing activities	1,448	(3,045)

Net cash provided by (used in) investing activities	13,272	(73,418)

Financing Activities
Repayment of notes payable and borrowings	—	(210)
Repurchase of common stock	(45,671)	(36,793)
Proceeds from issuance of common stock	21,478	59,714
Dividends paid	(6,680)	(6,806)

Net cash (used in) provided by financing activities	(30,873)	15,905

Effect of exchange rate changes on cash and cash equivalents	3,088	7,447

Net decrease in cash and cash equivalents	33,047	(12,852)
Cash and cash equivalents at beginning of year	186,377	157,687

Cash and cash equivalents at end of period	$219,424	$144,835

Supplemental cash flow information:
Net cash paid (received) during the period for income taxes	$(573)	$20,125

Fiscal Year 2004	QTR 1	QTR 2	QTR 3	QTR 4	YTD2004

Financial Statistics (in millions):
Net Revenues	$210.8	$211.7			$422.5
Gross Margin	82%	84%			83%

GAAP Operating Expenses	$167.2	$162.9			$330.1
GAAP Operating Margin	3%	7%			5%
GAAP Net Income	$7.5	$32.6			$40.1
GAAP Earnings Per Share (diluted)	$0.07	$0.29			$0.35

Pro Forma Operating Expenses (1)	$167.2	$162.9			$330.1
Pro Forma Operating Margin (1)	3%	7%			5%
Pro Forma Net Income (1) (2)	$7.5	$12.9			$20.4
Pro Forma Earnings Per Share (diluted) (1) (3)	$0.07	$0.11			$0.18

Total Cash and Marketable Securities	$401.8	$411.9			$411.9
Days Sales Outstanding	58	59			59
Capital Expenditures	$4.1	$9.8			$13.9
Cash from Operations	$17.3	$30.3			$47.6
GAAP Depreciation and Amortization	$12.3	$11.8			$24.1

Revenue by Geography (in millions):
Americas	$92.1	$84.8			$176.9
Europe	$68.1	$79.1			$147.2
Asia/Pacific	$50.6	$47.8			$98.4

Revenue by Division (in millions):
Design Solutions Group	$172.6	$180.9			$353.5
Manufacturing Solutions Division	$30.1	$29.1			$59.2
Infrastructure Solutions Division (formerly GIS)	$22.7	$25.5			$48.2
Building Solutions Group	$15.9	$16.3			$32.2
Platform Technology Group & Other	$103.9	$110.0			$213.9

Discreet	$38.2	$30.8			$69.0

Operating Income (Loss) by Segment:
Design Solutions	$54.4	$61.3			$115.7
Discreet	$0.7	$(1.6)			$(0.9)
Unallocated amounts	$(48.5)	$(45.8)			$(94.3)

AutoCAD Statistics:
New Units of AutoCAD-based Products	48,500	33,400			81,900
Upgrade Revenue of AutoCAD-based Products (in millions)	$16.6	$29.1			$45.7
Installed Base	3,271,800	3,305,200			3,336,000

Headcount:
Headcount	3,551	3,564			3,564

Common Stock Statistics:
Stock Outstanding
(Pro Forma EPS Calculation-diluted)	113,446,000	113,460,000			113,462,000
Stock Repurchased	2,001,000	1,000,100			3,001,100

(1)	To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2)	GAAP Net Income	$7.5	$32.6	$40.1
	Non-recurring tax benefit	$—	$(19.7)	$(19.7)

	Pro Forma Net Income	$7.5	$12.9	$20.4

(3)	GAAP Earnings Per Share (diluted)	$0.07	$0.29	$0.35
	Non-recurring tax benefit	$—	$(0.18)	$(0.17)

	Pro Forma Earnings Per Share (diluted)	$0.07	$0.11	$0.18